Exhibit 99.1

YayYo, Inc. Announces Results for Q2 2020

Thursday, August 6, 2020 9:00 AM

Q2 2020 Highlights

Month over month revenue was up significantly, June hitting the highest monthly revenue in the company’s history

Utilization of available vehicles hit a 99% utilization rate at the end of June the highest utilization in the company’s history

Despite the COVID-19 shutdowns Quarterly revenue down only 6.9%

BEVERLY HILLS, CA / ACCESSWIRE / August 6, 2020 / YayYo, Inc. (“YayYo” or “the Company”) (OTC PINK:YAYO), a leading provider of vehicles to the rideshare and delivery gig economy industry, through its wholly-owned subsidiary, Rideshare Car Rentals, LLC, today announced financial results for the quarter ended June 30, 2020.

“We are pleased with our performance in Q2 2020,” commented Ramy El-Batrawi, CEO. “Although the COVID-19 shutdowns caused our quarterly revenue to decrease by 6.9% as compared to the same period in 2019, we are seeing a positive upward movement in revenue. In April 2020, we experienced the lowest monthly revenue of the past 12 months at $448,932, but it has only increased since then. In May 2020, revenue increased by $57,957, or 13%, to $506,889. Revenue increased yet again in June 2020 by $117,845, or 23%, to $624,734. This is a combined 39% increase since April, the highest monthly revenue in our Company’s history.

“This significant increase in monthly revenue is a result of our immediate pivot in marketing to the delivery gig industry, a sector which continued activity throughout the COVID-19 shutdown. Revenue growth continued in July. In the last 60 days, we are seeing increased demand from drivers wanting to rent cars for ridesharing purposes. With new drivers renting cars for both rideshare and delivery gig economy, demand is higher than ever. We believe the Company is well-positioned for further growth and is taking steps to achieve profitability from operations by the end of the year. Additionally, future growth is aided by the fact that most of our major competitors have exited the market or shut down operations,” CEO Ramy El-Batrawi added.

Rideshare Car Rentals LLC, our wholly-owned subsidiary, is an online rideshare vehicle booking platform to service the ridesharing and delivery gig economy which includes both our owned-fleet and third party fleets.

Fleet Management

Distinct Cars LLC, our wholly-owned subsidiary, maintains a fleet of passenger vehicles that are commercially available for rent by gig-economy drivers.

About YayYo, Inc.

YayYo bridges the gap between rideshare drivers needing a suitable vehicle and rideshare companies that depend on attracting and keeping drivers. YayYo uniquely supports drivers in both the higher and lower economic categories with innovative policies and programs. YayYo seeks to become the preeminent provider of rental vehicles to drivers in the ever-expanding gig economy.

YayYo Inc provides SEC filings, investor events, press and earnings releases, about our financial performance, on the investor relations section of our website (yayyo.com).

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this press release are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results.

Company Contact:

Ramy El-Batrawi

Investors@yayyo.com

888-209-5643

YAYYO, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

As of June 30, 2020 and December 31, 2019

	June 30,	December 31,
	2020	2019
	(unaudited)
ASSETS
Current Assets:
Cash	$103,240	$1,256,429
Accounts receivable	43,562	59,331
Prepaid expenses	549,404	782,900
Total current assets	696,206	2,098,660

Equipment, net	2,651	3,395
Rental vehicles, net	6,362,989	4,737,047
Deposit on vehicles	-	164,080
Other assets	200,000	200,000
TOTAL ASSETS	$7,261,846	$7,203,182

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities:
Accounts payable (including $526,076 and $394,183 to related party)	$1,334,521	$545,254
Accrued expenses (including $0 and $171,665 to related party)	365,793	405,977
Notes payables, current (net of discount of $12,383 and $32,289)	500,059	287,378
Finance lease obligations, current	1,640,899	1,416,446
Total current liabilities	3,841,272	2,655,055

Note payable, net of current portion	149,900	-
Finance lease obligations, net of current portion	1,458,486	984,119

TOTAL LIABILITIES	5,449,658	3,639,174

Commitments and contingencies	-	-

STOCKHOLDERS’ DEFICIT
Preferred stock, $0.000001 par value; 10,000,000 shares authorized; nil shares issued and outstanding	-	-
Common stock, $0.000001 par value; 90,000,000 shares authorized; 31,981,374 and 29,427,803 shares issued and outstanding	32	29
Additional paid-in capital	29,468,133	28,735,894
Accumulated deficit	(27,655,977)	(25,171,915)
Total stockholders’ deficit	1,812,188	3,564,008
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$7,261,846	$7,203,182

YAYYO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three and Six Months Ended June 30, 2020 and 2019 (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Revenue	$1,580,555	$1,696,917	$3,328,197	$3,475,518

Cost of revenue	1,295,059	962,071	2,696,350	2,044,241

Gross profit	285,496	734,846	631,847	1,431,277

Operating expenses:
Selling and marketing expenses	79,133	20,868	210,642	102,606
General and administrative expenses	861,410	675,628	2,757,616	1,460,811
Loss on the settlement of debt	-	12,900	-	252,900
Total operating expenses	940,543	709,396	2,968,258	1,816,317

Loss from operations	(655,047)	25,450	(2,336,411)	(385,040)

Other income (expense):
Interest and financing costs	(67,795)	(442,902)	(147,651)	(611,875)
Total other income (expense)	(67,795)	(442,902)	(147,651)	(611,875)

Net loss	$(722,842)	$(417,452)	$(2,484,062)	$(996,915)

Weighted average shares outstanding :
Basic	31,064,184	26,798,865	30,245,994	26,760,318
Diluted	31,064,184	26,798,865	30,245,994	26,760,318

Loss per share
Basic	$(0.02)	$(0.02)	$(0.08)	$(0.04)
Diluted	$(0.02)	$(0.02)	$(0.08)	$(0.04)

YAYYO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

For the Three and Six Months Ended June 30, 2020 and 2019 (unaudited)

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity (Deficit)
Balance, December 31, 2019	29,427,803	$29	$28,735,894	$(25,171,915)	$3,564,008

Stock option expense			457,242		457,242
Net loss				(1,761,220)	(1,761,220)

Balance, March 31, 2020	29,427,803	29	29,193,136	(26,933,135)	2,260,030

Issuance of common stock for cash	2,553,571	3	274,997		275,000
Net loss				(722,842)	(722,842)

Balance, June 30, 2020	31,981,374	$32	$29,468,133	$(27,655,977)	$1,812,188

Balance, December 31, 2018	26,718,676	$27	$19,193,151	$(21,241,694)	$(2,048,516)

Issuance of common stock for settlement of debt	80,000		640,000		640,000
Net loss				(579,463)	(579,463)

Balance, March 31, 2019	26,798,676	27	19,833,151	(21,821,157)	(1,987,979)

Issuance of common stock for settlement of debt	4,300		34,400		34,400
Net loss				(417,452)	(417,452)

Balance, June 30, 2019	26,802,976	$27	$19,867,551	$(22,238,609)	$(2,371,031)

YAYYO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Six Months Ended June 30, 2020 and 2019 (unaudited)

	2019	2018

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,484,062)	$(996,915)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	669,367	514,402
Stock option expense	457,242	-
Common stock issued for services	-	-
Amortization of debt discounts	19,906	19,797
Loss on the settlement of debt	-	252,900
Changes in operating assets and liabilities:
Accounts receivable	15,769	(65,115)
Prepaid expenses	233,496	(36,697)
Accounts payable	789,267	(214,585)
Accrued expenses	(40,184)	465,843
Net cash used in operating activities	(339,199)	(60,370)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	342,675	1,051,300
Proceeds from sale of common stock	275,000	-
Proceeds from advance from related party	150,000	-
Repayment of advance from related party	(150,000)	-
Repayment of notes payable	-	(508,394)
Repayment of finance lease obligations	(1,431,665)	(725,599)
Net cash provided by (used in) financing activities	(813,990)	(182,693)

NET INCREASE (DECREASE) IN CASH	(1,153,189)	(243,063)

CASH, BEGINNING OF PERIOD	1,256,429	277,444

CASH, END OF PERIOD	$103,240	$34,381

CASH PAID FOR:
Interest	$127,745	$564,961
Income taxes	$-	$-

SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES
Payment of accounts payable/accrued expenses with common stock	$-	$421,500
Value of equity recorded as debt discounts	$-	$-
Finance lease obligations	$2,246,285	$510,136